Calculation of Filing Fee Tables
S-1
Teamshares Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.0001 par value per share	Other	19,663,254	$ 5.76	$ 113,260,343.04	0.0001381	$ 15,641.25
Fees to be Paid	2	Equity	Common stock, $0.0001 par value per share	Other	16,000,000	$ 11.50	$ 184,000,000.00	0.0001381	$ 25,410.40
Fees to be Paid	3	Equity	Warrants to purchase Common Stock	Other	4,500,000		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 297,260,343.04		$ 41,051.65
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 20,248.00
			Net Fee Due:						$ 20,803.65
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. (2) Represents the sum of (i) the resale of 19,663,254 shares of our common stock, $0.0001 par value per share ("Common Stock"), issued in connection with the Business Combination described in the prospectus forming part of this registration statement, consisting of 5,913,260 shares held by or issuable to certain holders entitled to resale registration rights, including 751,343 SAFE conversion shares, 5,124,781 shares of Common Stock held by the Sponsor or its permitted transferees (consisting of 3,450,000 shares of Common Stock issued in respect of Founder Shares not subject to vesting or forfeiture, 1,150,000 Deferred Founder Shares and 524,781 Incentive Founder Shares, in each case subject to the lock-up and, where applicable, the vesting and forfeiture conditions described in the prospectus forming part of this registration statement), and 37,136 shares transferred to the NRA Investors, plus 13,749,994 shares deliverable to the Initial PIPE Investors, and (ii) a primary offering of up to 16,000,000 shares of common stock, consisting of 4,500,000 shares issuable upon exercise of Private Warrants and 11,500,000 shares issuable upon exercise of Public Warrants, and states an assumed warrant exercise price of $11.50 per share. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per security and proposed maximum aggregate offering price are based on the average of the high and low prices of the Common Stock on The Nasdaq Stock Market LLC ("Nasdaq") on July 27, 2026 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

[2]	(1) Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. (2) Represents the sum of (i) the resale of 19,663,254 shares of our common stock, $0.0001 par value per share ("Common Stock"), issued in connection with the Business Combination described in the prospectus forming part of this registration statement, consisting of 5,913,260 shares held by or issuable to certain holders entitled to resale registration rights, including 751,343 SAFE conversion shares, 5,124,781 Incentive Founder Shares, and 37,136 shares transferred to the NRA Investors, plus 13,749,994 shares deliverable to the Initial PIPE Investors, and (ii) a primary offering of up to 16,000,000 shares of common stock, consisting of 4,500,000 shares issuable upon exercise of Private Warrants and 11,500,000 shares issuable upon exercise of Public Warrants, and states an assumed warrant exercise price of $11.50 per share. (4) Reflects the shares of Common Stock that may be issued upon exercise of outstanding Warrants, for an exercise price of $11.50 per share of Common Stock. (5) Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Warrants.

[3]	(1) Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. (2) Represents the sum of (i) the resale of 19,663,254 shares of our common stock, $0.0001 par value per share ("Common Stock"), issued in connection with the Business Combination described in the prospectus forming part of this registration statement, consisting of 5,913,260 shares held by or issuable to certain holders entitled to resale registration rights, including 751,343 SAFE conversion shares, 5,124,781 Incentive Founder Shares, and 37,136 shares transferred to the NRA Investors, plus 13,749,994 shares deliverable to the Initial PIPE Investors, and (ii) a primary offering of up to 16,000,000 shares of common stock, consisting of 4,500,000 shares issuable upon exercise of Private Warrants and 11,500,000 shares issuable upon exercise of Public Warrants, and states an assumed warrant exercise price of $11.50 per share. (6) In accordance with Rule 457(g), the entire registration fee for the Warrants is allocated to the shares of Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Teamshares Inc.	S-1	333-284207	01/10/2025		$ 20,248.00	Equity	Class A common stock, par value $0.0001 per share	11,500,000	$ 132,250,000.00
Fee Offset Sources		Teamshares Inc.	S-1	333-284207		01/10/2025						$ 13,498.84
Fee Offset Sources		Teamshares Inc.	S-1	333-284207		02/13/2025						$ 6,749.16
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant is the successor to Live Oak Acquisition Corp. V, which domesticated as a Delaware corporation and changed its name to "Teamshares Inc." in connection with the Business Combination that closed on June 18, 2026. Live Oak Acquisition Corp. V paid an aggregate registration fee of $20,248.00 in connection with the registration of 11,500,000 shares of Class A common stock, par value $0.0001 (the "Class A common stock"), underlying the Public Warrants it sold in its initial public offering under a registration statement on Form S-1 (File No. 333-284207), consisting of $13,498.84 paid upon the initial filing on January 10, 2025 and $6,749.16 paid upon a subsequent amendment filed on February 13, 2025, which registration statement was declared effective by the Securities and Exchange Commission on February 27, 2025. The offering under such registration statement has terminated, and the 11,500,000 of these securities that remain unsold are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon filing of this registration statement has been offset by $20,248.00.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date